We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated February 10, 2000 in this Registration Statement (From N-1A No. 2-97596) of Van Eck Funds.

                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------
                                                         ERNST & YOUNG LLP

New York, New York
April 24, 2000